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                       Form of Application

           Application for Variable Life Insurance in
             First Investors Life Insurance Company
                         New York,  NY


1.Name of Proposed Insured


First               Middle              Last

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2a.Date of Birth

Month               Day                 Year


2b.Age Last Birthday_____________________


2c.Place of Birth - State and Country____________________

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3.a.Sex [____]Male  [____] Female


3b.Marital Status

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4.Residence Address      No. of Years_______

Street and No.______________________________

City_________State_______     Zip Code______

Previous Address (Last 5 Years)________________________

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5a.Business Address

Employer______________   No. of Years_____________

Street and No.______________________________

City_________State_______     Zip Code______

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5b.Occupation (state exact duties)

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6.Total Life Insurance in Force (If none state "None")

Year Issued    Company   Amount    Amount
                                   Accidental Death

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7.Is the policy applied for intended to replace any life
insurance or annuity currently in force?
          _____Yes       ______No
(If yes, furnish policy numbers and companies under Remarks)
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8.Do you contemplate flying, or have you flown during the
past two years, other than as a passenger on a regularly scheduled airline?
(If yes, complete Aviation Questionnaire)    ___Yes    ____No

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9.Have you:         Height____     Weight______
a. ever been limited, postponed, rated or rejected for life, accident or health insurance?
          Yes____   No____

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b.   within the last five years been confined in a hospital or received any medical or surgical attention?
                         Yes____   No____
a ever had, or consulted a physician or practitioner for heart trouble, high blood pressure, cancer, diabetes, lung, kidney or stomach disorder, or any other physical impairment?
                         Yes____   No____
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10.Furnish details in connection with any "Yes" answers to questions 9a, b and c


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11.Proposed Insured will be Owner of Policy unless otherwise indicated below.


Owner's Name________________________________

Address_____________________________________

Relationship__________________________________

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12.Remarks (Include any special instructions)
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13a.Amount of Insurance (Basic Policy)

$

13b.Plan of Insurance (Basic Policy)

INSURED SERIES PLAN
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14.Additional Benefits

____Accidental Death          ____Waiver of Premium

____$_________________Decreasing Term for______years

____$_________________Level Term

____$_________________Guaranteed Insurability Option

NOT AVAILABLE

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15.Furnish Social Security Number

     [__] [__] [__]    [__] [__]    [__] [__] [__] [__]

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16.Is Automatic Premium Loan desired, if available?
                         Yes____   No____
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17a.Premiums Payable:    ____Annually   Semi-annually___

                         ____Quarterly

17b.Paid with Application $____________

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18.Send Premium Notices to Owner at:

     ____Residence  ____Business

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19.Primary Beneficiary (Full Name) and Relationship



Contingent Beneficiary, if any, and Relationship



Except as otherwise directed: (A) the proceeds are to be divided equally among all persons who are named as Primary Beneficiary and who survive the Insured, but if none survive, equally among all persons who are named as Contingent Beneficiary and who survive the Insured, and (B) the right to change the beneficiary is reserved.

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20.Select the Separate Accounts and the percentage of the first year's net annual premium to be allocated to each:

                       Separate
                     Account Series         %
Up to 5 Separate      ____________        ______
Accounts can be       ____________        ______
selected.             ____________        ______
Each % must be a      ____________        ______
whole number not      ____________        ______
less than 10%


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21.Suitability
a. Does the Owner understand that under the policy applied for (exclusive of any optional benefits), the amount of death benefit above the guaranteed minimum death benefit and the entire amount of the cash value may increase or decrease depending upon the investment experience?
          Yes____   No____
a. Does the Owner believe that this policy will meet insurance needs and financial objectives?
          Yes____   No____
a.   Did the Owner receive a prospectus?
          Yes____   No____

Of "Yes" give date of prospectus_______________________

There shall be no contract of insurance unless a policy is issued based on this application. The full first premium must be paid during the lifetime of the Proposed Insured; and while his (her) health is as stated in this application. But if any premium is paid in advance to an agent of the Company at the time this application is signed and the Conditional Receipt is given to the Proposed Insured, the terms of the Conditional Receipt shall apply. All statements and answers contained in this application are full, complete and true, to the best of my (our) knowledge and belief. I (We) understand that they shall become part of any policy issued.
No agent or medical examiner is authorized to make or discharge contracts or waive or change any of the conditions or provisions of any application, policy or receipt. Only the President, Vice President, Actuary, or Secretary of the Company may make, modify or discharge contracts or waive any of the Company's rights or requirements, and then only in writing.

Dated at _______    this____  day of__________, 19____
Witness___________________________
Signature of Proposed Insured_________________________
Signature of Applicant________________________________
(if other than Proposed Insured)

VLA-1
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                         A. ACKNOWLEDGEMENT

I hereby acknowledge receiving and reading the Notice attached hereto pertaining to Illustration of Benefits, Investigative Consumer Reports and the Medical Information Bureau and authorize the Company to secure an investigative consumer report.

                         B. AUTHORIZATION

I hereby authorize any licensed physician, medical practitioner, hospital, clinic, or other medical or medically related facility, insurance company, the Medical Information Bureau, or other organization, institution or person, that has any records or knowledge of me or my health, to give First Investors Life Insurance Company or its reinsurers any such information. A photographic copy of this authorization shall be as valid as the original.

  Date ________, 19___

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Witness______________________
Signature of Proposed Insured__________________

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Life Line (Electronic Funds Transfer) Premium Payment Instructions
I authorize First Investors Life Insurance Company (FIL) to initiate monthly debit entries to my bank account listed below on the monthly premium due date of my policy. Life Line Payments will be applied to my First Investors Life Insurance Policy on the same day my bank account is debited or, if that day is a weekend or holiday, on the following business day. I agree that if such debit is not honored by the bank upon presentation, FIL may discontinue this service. I understand the Life Line program will be discontinued upon 10 days of my written notice. If my Life Line program is discontinued, I understand that (1) the mode of premium payment will be changed to quarterly and (2) I will be responsible for making payment of the quarterly premium directly to FIL.

__________________             _________________        ________
Financial Institution's Name   Account Number at        Account
                               Financial Institution    Type

____________________________
Financial Institution's Street Address
ABA# ____  ____  ____  ____  ____  ____  ____  ____  ____

______________________________________________________________________________
Financial Institution's City  Financial Institution's State Zip

______________________________________________________________________________
Depositor's Signature    Date

______________________________________________________________________________
Joint Depositor's Signature (if any)    Date

______________________________________________________________________________
Depositor's Name (Please Print)    Date

______________________________________________________________________________
Joint Depositor's Name (Please Print)   Date

Attach a Voided Check or Pre-Printed Deposit Slip

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For ages 0-14, you must furnish amount of life insurance in force on the life of the Applicant/Owner
Company    _____     ____      ____      ____
Amount    $_____    $____     $____     $____

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AGENT'S REPORT
Application Submitted on  ____Non-Medical basis
                          ____Medical basis.

To be examined by Dr.______________ on _____________

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CONCERNING PROPOSED INSURED
1a.Do you personally know the Proposed Insured___
____Well       ____Casually

  b.How long_______________________________________

  c.If related, state relationship_________________________

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2.Give occupations, names of employers and business addresses during the last two years differing from the present, including dates. (If none, so state)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

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3a.Worth?_______________ Annual Income___________

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4a.Full maiden name?________________________________
  b.What is spouse's:
 (1)Full name?______________________________________
 (2)Date of birth?__________________________________

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 (3)Occupation?_____________________________________
 (4)Business Address?_______________________________
  c. Is his/her life insured?________(If so, what companies and how much?)
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________


  d.If previously married, former spouse's name?
__________________________________________________________________________

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5.If the proposed Insured is a student, or under 21 and not self-supporting for past year, give parent's or guardian's name, address and occupation.
_______________________________________________________________________________
___________________________________________

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6.Do you know of anything which would make the Proposed Insured undesirable as an insurance risk?
_______Yes     ______No
(If "yes", furnish details)
____________________________________________________________________________
____________________________________________________________________________

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CONCERNING PURCHASER
Questions 7,8 and 9 are required only when Purchaser is other than Proposed Insured.

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 7a._____________________     b.______________________
    Type of Business            Business Address
  c._____________________     d.______________________
    Annual Income               Assets
  e._____________________
    Liabilities

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8.If firm or corporation,
     (a)State names of members and officers and amounts of insurance on their lives owned by Purchaser.



     (b)When and where organized.


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9.Indicate reasons for and amount of Purchaser's insurable interest, if any, in Proposed Insured.

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QUESTION 10 MUST BE ANSWERED
10.To the best of my knowledge, a replacement life insurance is _____ ____is not involved in this transaction.

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                                                         Annual Premium_______

Commissions will be paid only to the Agent whose signature appears on this report. If there are two agents, both must sign.

____________   _________      ______         _____     _______
Signature of   Name of Agent  Ident. No.     Manager   Ident. No.
Agent
____________   _________      ______         _____     _______
Signature of   Name of Agent  Ident. No.     Manager   Ident. No.
Agent

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UNLESS EACH AND EVERY              Conditional Receipt
CONDITION SPECIFIED IN
PARAGRAPH A BELOW IS                    VLA 143223
FULFILLED EXACTLY, NO
INSURANCE WILL BECOME
EFFECTIVE PRIOR TO POLICY
DELIVERY.  NO AGENT IS
AUTHORIZED TO ALTER OR
WAIVE ANY SUCH CONDITIONS.

Received from_____________the sum of_________ the amount entered in item 17b in Part One of an application to First Investors Life Insurance Company corresponding in date and number with this receipt.
A.CONDITIONS UNDER WHICH INSURANCE MAY BECOME EFFECTIVE. If each and every one of the following conditions is fulfilled exactly:
     (1)the amount of settlement taken with the application is at least equal to one monthly premium for the amount of life insurance applied for or $10.00, whichever is greater;
     (2)the total amount of insurance in force and applied for on the life of the Proposed Insured in all companies does not exceed $500,000 and;
     (3)the Proposed Insured is on the Effective Date, as defined below, insurable by the Company under its rules and practices as a standard risk on the plan and for the amount applied for without modification;
then insurance as provided by the terms and conditions of the policy applied for, but for an amount not exceeding that specified in Paragraph B, will become effective as of the Effective Date.
"Effective Date" as used herein means the latest of (a) the date of Part One of the application and (b) the date of Part Two of the application, including the first medical examination initially required by the Company's published underwriting rules.
B.MAXIMUM AMOUNT OF INSURANCE WHICH MAY BECOME EFFECTIVE PRIOR TO POLICY DELIVERY. The amount of the insurance which may become effective prior to policy delivery shall in no case exceed $100,000 less the amount of insurance (life insurance and accidental death benefits) payable by the Company on the death of the Proposed Insured under previously issued policies.
C.RETURN OF SETTLEMENT TAKEN. If one or more of the conditions in Paragraph A have not been fulfilled exactly, there shall be no liability on the part of the Company except to return the settlement taken with the application.
D.SETTLEMENT LESS THAN AN AMOUNT EQUAL TO FIRST PREMIUM. If the settlement taken with the application is less than an amount equal to the first premium under the policy applied for and the insurance is issued as applied for, the difference may be paid during the lifetime of the Proposed Insured without evidence of insurability within 60 days from the date of Part One or Part Two whichever is later. However, in no event shall the insurance continue in force for a period longer than such part of a year as the settlement taken will cover on a pro-rata basis.
Dated at ____________this__________day of_________, 19___

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                          Signature of Agent

I acknowledge that I have read the terms of this receipt, have had them explained to me by the agent and understand that the insurance applied for shall not be effective unless and until the conditions of this receipt have been complied with exactly.

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               Signature of Proposed Insured or Applicant
                     if other than Proposed Insured
NOTE: This receipt must be filled in, signed as indicated above and given to the Proposed Insured or Applicant, if other than the Proposed Insured, if any payment is made on account

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of the first premium.  OTHERWISE IT MUST NOT BE DETACHED.
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                  FIRST INVESTORS LIFE INSURANCE COMPANY
                   95 Wall Street, New York, N.Y. 10005
             THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED

ILLUSTRATION OF BENEFITS
The following is available upon request:
1.An illustration of benefits, including death benefits and cash values, for the variable life insurance policy applied for, based on a range of hypothetical, constant gross rates of investment return of the separate account (including zero percent, four percent and eight percent) shown over a period if at least 20 years, or over the duration of the policy of a lesser period, which illustrations shall not include any projection of past investment experience into the future nor any attempted projection of future investment experience, and

2.An illustration of benefits, including death benefits and cash values, for a comparable fixed benefit life insurance policy that could be issued by the Company based upon the same premium as the variable life insurance policy.

INVESTIGATIVE CONSUMER REPORTS

As part of our underwriting procedure, a routine investigation may be obtained which will provide applicable information concerning character, general reputation, personal characteristics and mode of living. This information will be obtained through personal interviews with your friends, neighbors, and associates. Upon written request to the Company, at the above address, further information on the nature and scope of the investigation will be provided, including whether or not an investigation was actually done and the name and address of the consumer reporting agency, from which, upon request, you will receive a copy of such investigation.

MEDICAL INFORMATION BUREAU

Information regarding your insurability will be treated as confidential. First Investors Life Insurance Company (FIL), or its reinsurers, may however make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.
Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts, 02112, telephone number
(617) 426-3660.
FIL, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

VLA-1 (NOTICE)
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